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                                                                     EXHIBIT 4.6




April 26, 1996



The Wackenhut Corporation
4200 Wackenhut Drive #100
Palm Beach Gardens, FL 33410-4243

Re: Revolving Credit and Reimbursement Agreement (the "Credit Agreement") dated as January 5, 1995 among the Wackenhut Corporation (the "Company"), NationsBank, National Association (South) as successor to NationsBank of Florida, National Association ("NationsBank"), as agent for the Lenders (in such capacity, the "Agent"), and NationsBank and Bank of America Illinois as lenders (collectively, the "Lenders").

     Ladies and Gentlemen:

     Section 7.13(b) and Section 7.13(c) of the Credit Agreement each currently prohibits the sale, transfer or other disposition of the shares of stock of WCC (as defined in the Credit Agreement). You have requested that such provisions be amended, and the Agent and the Lenders agree effective as of January 2, 1996 (subject to the terms and conditions hereof) to amend such provision, as herein provided.

     1. Subject to the terms and conditions hereof, (a) Section 7.13(b) is hereby amended to permit the sale of stock of WCC to the extent provided in
Section 7.13(c) and (b) Section 7.13(c) of the Credit Agreement is hereby amended by deleting "69%" in line 6 thereof and substituting in lieu thereof "50.1%".

     2. The company hereby represents and warrants that the Credit Agreement has been re-examined by the Company and that as of the date hereof:

           A. The representations and warranties made by the company in the Credit Agreement are true on and as of the date hereof;

           B. There has been no material adverse change in the condition, financial or otherwise, of the Company and its Subsidiaries since the date of the most recent consolidated financial statements of the Company and its Subsidiaries delivered to the Lender under Section 7.17 thereof;


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        C.   The business and properties of the Company and its Subsidiaries are not, and since the date of the most recent consolidated financial statements of the Company and its Subsidiaries delivered to the Lender under
Section 7.17 thereof; have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts;

        D. After giving effect to the amendment effected hereby, no condition exists which, upon the effectiveness of the amendment contemplated hereby, would constitute a Default or an Event of Default.

    3. The amendment to the Credit Agreement effected hereby shall not be effective until the Agent shall have received four (4) original counterparts of this letter (each of which shall be deemed an original and which together shall constitute a single document) executed by the Agent, and consented to in writing by each of the Lenders, the Company and each of the Guarantors.

    4. By their execution hereof, each of the Guarantors (i) consent to the amendment effected hereby and (ii) ratify and confirm that their respective obligations under the Guaranty Agreements remain in full force and effect.

    5. The signatories hereto agree that from the effective date hereof, all references in any of the Loan Documents to the Credit Agreement shall mean and include the Credit Agreement as amended hereby.

                                           NATIONSBANK, NATIONAL ASSOCIATION
                                           (SOUTH) as agent


                                           By:      /s/ Stephen Hanas
                                                  ----------------------------
                                          Name:    Stephen Hanas
                                                  ----------------------------
                                           Title:  Vice President
                                                  ----------------------------


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WE CONSENT:

     LENDERS

     NATIONSBANK, NATIONAL ASSOCIATION
     (SOUTH)

     By:     /s/ Stephen Hanas
            ----------------------------------
     Name:   Stephen Hanas
            ----------------------------------
     Title:  Vice President
            ----------------------------------

     BANK OF AMERICA ILLIONIS

     By:     /s/ Laurence Schaad, Jr.
            ----------------------------------
     Name:   Laurence Schaad, Jr.
            ----------------------------------
     Title:  Vice President
            ----------------------------------

WE CONSENT:

     COMPANY

     THE WACKENHUT CORPORATION

     By:     /s/ Terry Mayotte
            ----------------------------------
     Name:   Terry Mayotte
            ----------------------------------
     Title:  Assistant Treasurer
            ----------------------------------


     GUARANTORS

     WACKENHUT SERVICES, INCORPORATED
     WACKENHUT INTERNATIONAL, INCORPORATED
     AMERICAN GUARD AND ALERT, INCORPORATED
     WACKENHUT AIRLINE SERVICES, INC.
     WACKENHUT EDUCATION SERVICES, INC.
     TITANIA INSURANCE COMPANY OF AMERICA
     TUHNEKCAW, INC.

     By:     /s/ Juan D. Miyar
            -------------------------------------
     Name:   Juan D. Miyar
            -------------------------------------
     Title:  Vice President, Corporate Controller
            -------------------------------------